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                                                        EXHIBIT 32.1


             CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
                  AS ADOPTED PURSUANT TO SECTION 906 OF
                    THE SARBANES-OXLEY ACT OF 2002

In connection with the Technology Funding Venture Partners IV, An Aggressive Growth Fund, L.P. (the Partnership) Annual Report on Form 10-K for the year ending December 31, 2005, as filed with the Securities and Exchange Commission (the Report), I Charles, R. Kokesh, President, Chief Executive Officer, Chief Financial Officer and Chairman of Technology Funding Inc. and Managing General Partner of Technology Funding Limited, certify, pursuant to 18 U.S.C. Section 1350, as added Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section
15(d) of the Securities Exchange Act of 1934; and

2. To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of and for the period covered by the Report.


Date:  March 27, 2006  By:     /s/   Charles R. Kokesh
                               --------------------------------
                                     Charles R. Kokesh
                                     President, Chief Executive
                                     Officer, Chief Financial
                                     Officer and Chairman of
                                     Technology Funding Inc. and
                                     Managing General Partner of
                                     Technology Funding Limited

Technology Funding Partners IV, L.P.
(a Delaware limited partnership)

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